EXHIBIT 23.4

CONSENT OF CELLO HEALTH BIOCONSULTING

We hereby consent to the references to Cello Health BioConsulting and to our Opportunity Assessment for BST-236, dated September 23, 2021 (the “Report”) prepared on behalf of Biosight Ltd., including the use of information contained within the Report in this Registration Statement on Form S-4 of Advaxis, Inc. (Registration No. 333-259065) to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”). We also hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission thereunder.

CELLO HEALTH BIOCONSULTING

By:	/s/ Virginia Johnson
Name:	Virginia Johnson
Title:	CEO
October 13, 2021